                                                           Exhibit No. EX-99.j.2

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus for Delaware  National  High-Yield  Municipal Bond
Fund and "Financial  Statements" in the Statement of Additional  Information for
Delaware  National High Yield  Municipal Bond Fund and to the  incorporation  by reference in this Registration  Statement (Form  N-1A)(Post-Effective  Amendment
No.  32 to file  No.  033-63238;  Amendment  No.  33 to File No.  811-07742)  of
Voyageur Mutual Funds of our report dated October 11, 2006, included in the 2006
Annual Report to shareholders  of Delaware  National  High-Yield  Municipal Bond
Fund.

Philadelphia, Pennsylvania
January 2, 2007